EXHIBIT 10.2

FIRST AMENDMENT TO EQUIPMENT RENTAL AGREEMENT

THIS FIRST AMENDMENT TO EQUIPMENT RENTAL AGREEMENT (hereinafter the “Amendment”) is made and entered into as of the 2nd day of May 2022 (hereinafter the “Effective Date”), by and between First New Haven Mortgage Company LLC, a Connecticut limited liability company (the “Lessor”) and Basanite Industries LLC, a Delaware limited liability company (the “Lessee”). Lessor and Lessee are each referred to herein as a “Party” and collectively as the “Parties”.

W I T N E S S E T H

WHEREAS Lessor and Lessee entered into the Equipment Rental Agreement (hereinafter “Rental Agreement”) on or about 27th day of April, 2022, which contained description of the Equipment under Exhibits A and B of the Rental Agreement;

WHEREAS Parties desire to amend the description and quantity of the Equipment; and

NOW, THEREFORE, for and in consideration of the mutual promises contained herein, and other good and valuable consideration, the Parties agree as follows:

1.	Description and Quantity of Equipment. Parties understand that due to an oversight by the Parties as to the quantity of Equipment as described in the Rental Agreement remained as Three, which was intended to be as One. Parties hereby agree to amend the description of the Equipment under both Exhibits A and B of the Rental Agreement to be as follows:

BASAMAXTM Tetrad Basalt Rebar Pultrusion Machine– Quantity One

BasaMaxTM pultrusion manufacturing systems are Pultrusion composite manufacturing equipment, specifically designed for the manufacture of Basalt fiber reinforcing bar or “rebar.” The Tetrad machine (quad cavity) is capable of running four (4) product lines and are equipped with point of use electrical and programming systems, and feature monitoring systems wireless data recording capability.

2.	Miscellaneous. The representatives of the Parties executing this Agreement have full authority on behalf of the Parties to bind the Parties as to the terms of this Amendment. In the event any provisions of this Amendment conflicts in whole or in part with the terms of the Rental Agreement, the terms of this Amendment shall control. All capitalized terms not otherwise defined herein shall have the same meaning ascribed to such term in the Rental Agreement. The terms of this Amendment shall be deemed effective as of the Effective Date. This Amendment may be executed in two or more parts, each of which shall be deemed an original but all of which together shall be one and the same instrument. An electronic copy of this Amendment and any signatures affixed hereto that are obtained through any electronic means (including through DocuSign) and shall be considered for all purposes as originals.

IN WITNESS WHEREOF the Parties have executed this Amendment as of the Effective Date.

LESSOR’S SIGNATURE:

First New Haven Mortgage Company LLC, a Connecticut limited liability company

By:	/s/ Richard A. LoRicco

Richard A. LoRicco

Manager

LESSEE’S SIGNATURE:

Basanite Industries LLC a Delaware limited liability company

By:	/s/ Simon R. Kay

Simon R. Kay

President and Chief Executive Officer